Microsemi Reports Second Fiscal Quarter 2012 Results

ALISO VIEJO, Calif., April 25, 2012 /PRNewswire/ -- Microsemi Corporation (Nasdaq: MSCC) , a leading provider of semiconductor solutions differentiated by power, security, reliability and performance, today reported unaudited results for its second quarter of fiscal year 2012 ended April 1, 2012.

  Record Net Sales of $249.3 Million, up 20.2 Percent Over Prior Year and 3.5 Percent Over Prior Quarter
  Non-GAAP Diluted EPS of $0.46, up 17.9 Percent over Prior Quarter
  Book-to-Bill Ratio Greater than 1:1

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Net sales for Microsemi's second quarter of 2012 achieved a record $249.3 million, up 20.2 percent from the prior year second quarter and up 3.5 percent from the prior quarter.

Non-GAAP gross margin was 55.0 percent, up 30 basis points from the prior quarter and down 120 basis points from the prior year second quarter. Non-GAAP operating margin was 22.0 percent, up 50 basis points from the prior quarter and down 360 basis points from the prior year second quarter. Non-GAAP net income was $40.3 million or $0.46 per diluted share, compared to $33.6 million or $0.39 per diluted share in the prior quarter and $38.4 million or $0.45 per diluted share in the prior year second quarter.

GAAP gross margin, which included the effects of Thailand flood-related charges and non-cash purchase accounting adjustments, was 52.9 percent, up 70 basis points from the prior quarter and up 830 basis points from the prior year second quarter. GAAP operating margin was 4.5 percent, up 480 basis points from the prior quarter and up 850 basis points from the prior year second quarter. GAAP net loss was $4.8 million or $0.06 per diluted share, compared to a net loss of $44.6 million or $0.52 per diluted share in the prior quarter and a net loss of $19.1 million or $0.23 per diluted share in the prior year second quarter. Adjustments to reconcile Microsemi's GAAP and non-GAAP results are further discussed below.

"We are extremely pleased with our second quarter results and third quarter guidance," said James J. Peterson, president and chief executive officer for Microsemi. "We see accelerating trends in bookings, design activity and operational efficiencies, as well as a recovery from recent floods in Thailand. We believe our strategic growth in new product offerings will enhance our position in all of our end markets and we intend to leverage this momentum into improved profitability to the benefit of our shareholders."

Business Outlook

Microsemi expects that for the third quarter of fiscal year 2012, net sales will increase between 3 percent and 5 percent, sequentially. On a non-GAAP basis, the company expects earnings per diluted share for the third quarter of fiscal year 2012 will increase between 11 percent and 19 percent or to between $0.51 to $0.55.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements to reflect subsequent events or circumstances. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

Information for Second Fiscal Quarter 2012 Earnings Conference Call and Webcast:

Date: Wednesday, April 25, 2012
Time: 4:45 p.m. EDT (1:45 p.m. PDT)

To access the webcast, log on to www.microsemi.com, go to the Investors section and then to Events and Presentations. To listen to the live webcast, visit this website approximately 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 90 days.

To participate in the conference call by telephone, call 877-264-1110 or 706-634-1357 at approximately 4:35 p.m. EDT (1:35 p.m. PDT). Please provide the following ID Number: 70852370.

A telephonic replay will be available from 6 p.m. EDT (3 p.m. PDT) on Wednesday, April 25, 2012 through 11:59 p.m. EDT (8:59 p.m. PDT) on Wednesday, May 2, 2012. To access the replay, call: 855-859-2056 or 404-537-3406. Please enter the following ID Number: 70852370.

Non-GAAP Adjustments

Microsemi's GAAP results for the second quarter of fiscal year 2012 included $1.5 million in refinancing expenses that reduced the interest rate on our term loan from 5.75 percent to 4.00 percent, $1.6 million in restructuring and other charges, $0.4 million in acquisition-related costs and $1.0 million in income from Thailand flood-related insurance recoveries, as well as non-cash expenses of $26.5 million in amortization of acquired intangibles, $10.0 million in stock-based compensation, $3.8 million in Thailand flood-related charges, $2.0 million in manufacturing profit in acquired inventory, and $0.1 million in income from adjustments to the fair value of derivative instruments and their related tax effects. GAAP results are reconciled to non-GAAP results in the accompanying financial tables.

About Microsemi Corporation

Microsemi Corporation (Nasdaq: MSCC) offers a comprehensive portfolio of semiconductor solutions for: aerospace, defense and security; enterprise and communications; and medical, alternative energy, and industrial markets. Products include mixed-signal integrated circuits, SoCs and ASICS; programmable logic solutions; power management products; timing and voice processing devices; RF solutions; discrete components and systems including Power-over-Ethernet. Microsemi is headquartered in Aliso Viejo, Calif., and has approximately 3,000 employees globally. Learn more at www.microsemi.com.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning Microsemi's net sales, margins and earnings guidance, accelerating trends in bookings, design activity, and operational efficiencies, strategic growth in new product offerings, the related potential enhancement in all of our end markets and our ability to leverage the resulting momentum into improved profitability and any other statements of belief or about the company's plans or expectations. These forward-looking statements are based on Microsemi's current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as continued negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; intense competition in the semiconductor industry and resultant downward price pressure; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company's competitors of products that decrease the demand for Microsemi's products; unfavorable or declining conditions in end markets; inability of Microsemi's compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company's manufacturing yields; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; potential effects of system outages; the effect of events such as natural disasters and related disruptions on our operations, including, without limitation, the impact of recent flooding in Thailand; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company's book-to-bill ratio; Microsemi's reliance on government contracts for a portion of its sales; risks related to the company's international operations and sales, including availability of transportation services, political instability and currency fluctuations; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; unanticipated changes in Microsemi's tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi's holdings in securities; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention or other related costs or difficulties; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work, assets or inventory from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi's most recent Form 10-K and any subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Form 10-Q.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. GAAP results are reconciled to non-GAAP results in the accompanying tables. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with additional measures of Microsemi's operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(Financial Tables Follow)

MICROSEMI CORPORATION Selected GAAP and Non-GAAP Financial Measures (Unaudited, in thousands except for percentages and per share amounts)
	Quarter Ended			Six Months Ended
	April 1, 2012	Jan. 1, 2012	April 3, 2011	April 1, 2012	April 3, 2011

Net sales	$249,306	$240,920	$207,490	$490,226	$391,841

Selected GAAP Financial Measures
Gross profit	$131,868	$125,736	$92,636	$257,604	$187,665
Gross margin	52.9%	52.2%	44.6%	52.5%	47.9%
Operating income (loss)	$11,118	$(668)	$(8,354)	$10,450	$(2,031)
Operating margin (loss)	4.5%	(0.3%)	(4.0%)	2.1%	(0.5%)
Net income (loss)	$(4,792)	$(44,602)	$(19,129)	$(49,394)	$(20,425)
Diluted earnings (loss) per share	$(0.06)	$(0.52)	$(0.23)	$(0.58)	$(0.25)

Selected Non-GAAP Financial Measures
Gross profit	$137,030	$131,861	$116,545	$268,891	$215,357
Gross margin	55.0%	54.7%	56.2%	54.9%	55.0%
Operating income	$54,882	$51,806	$53,022	$106,688	$95,413
Operating margin	22.0%	21.5%	25.6%	21.8%	24.3%
Net income	$40,296	$33,597	$38,374	$73,893	$69,506
Diluted earnings per share	$0.46	$0.39	$0.45	$0.85	$0.82

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in the "Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures" table and in footnotes (1) to (10) below.

MICROSEMI CORPORATION

Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures

to Comparable GAAP Financial Measures

(Unaudited, in thousands except for per share amounts)

	Quarter Ended			Six Months Ended
	April 1, 2012	Jan. 1, 2012	April 3, 2011	April 1, 2012	April 3, 2011

GAAP gross profit	$131,868	$125,736	$92,636	$257,604	$187,665
Inventory write-offs due to realignment activities (1)	—	—	16,606	—	16,606
Remediation and impairment of fixed assets (1)	—	—	5,592	—	5,592
Manufacturing profit in acquired inventory (2)	1,977	6,125	1,711	8,102	5,494
Thailand flood-related charges (3)	3,185	—	—	3,185	—
Non-GAAP gross profit	$137,030	$131,861	$116,545	$268,891	$215,357

GAAP operating income (loss)	$11,118	$(668)	$(8,354)	$10,450	$(2,031)
Adjustments to GAAP gross profit	5,162	6,125	23,909	11,287	27,692
Restructuring and other special charges (1)	1,472	7,692	14,071	9,164	20,927
Amortization of intangible assets (4)	26,472	24,862	15,946	51,334	28,017
Stock based compensation (5)	10,046	7,531	7,111	17,577	14,389
Exceptional legal matters (6)	167	117	65	284	84
Acquisition costs (7)	445	6,147	274	6,592	6,335
Non-GAAP operating income	$54,882	$51,806	$53,022	$106,688	$95,413

GAAP net income (loss)	$(4,792)	$(44,602)	$(19,129)	$(49,394)	$(20,425)
Adjustments to GAAP gross profit and operating income (loss)	43,764	52,474	61,376	96,238	97,444
Loss (gain) from facility closures and asset disposal (1)	(23)	1,647	—	1,624	—
Thailand flood-related charges (recoveries) (3)	(325)	1,859	—	1,534	—
Credit facility issuance and refinancing costs (8)	1,529	34,031	794	35,560	14,218
Fair value change in debt and derivative instruments (9)	(61)	(5,103)	(164)	(5,164)	4,285
Income tax effect on non-GAAP adjustments (10)	204	(6,709)	(4,503)	(6,505)	(26,016)
Non-GAAP net income	$40,296	$33,597	$38,374	$73,893	$69,506

GAAP diluted earnings (loss) per share	$(0.06)	$(0.52)	$(0.23)	$(0.58)	$(0.25)
Effect of non-GAAP adjustments on diluted earnings per share	0.52	0.91	0.68	1.43	1.07
Non-GAAP diluted earnings per share	$0.46	$0.39	$0.45	$0.85	$0.82

Weighted average diluted shares used in calculating non-GAAP diluted earnings per share	87,454	86,241	85,920	86,691	84,434

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information and in footnotes (1) – (10) below.

MICROSEMI CORPORATION

Summary of Schedule Reconciling Selected Non-GAAP Financial Measures

to Comparable GAAP Financial Measures

Quarter Ended April 1, 2012

(Unaudited, in thousands except for per share amounts)

	GAAP	Non-GAAP Adjustments	Non-GAAP

Net sales	$249,306	$—	$249,306
Gross profit	$131,868	$5,162	$137,030
Operating expense	$120,750	$(38,602)	$82,148
Operating income	$11,118	$43,764	$54,882
Interest and other income (expense), net	$(11,229)	$1,120	$(10,109)
Income (loss) before income taxes	$(111)	$44,884	$44,773
Provision (benefit) for income taxes	$4,681	$(204)	$4,477
Net income (loss)	$(4,792)	$45,088	$40,296
Diluted earnings (loss) per share	$(0.06)	$0.52	$0.46

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information and in footnotes (1) – (10) below.

MICROSEMI CORPORATION Consolidated Condensed Income and Operating Cash Flow (Unaudited, in thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	April 1, 2012	Jan 1, 2012	April 3, 2011	April 1, 2012	Apr 3, 2011

NET SALES	$ 249,306	$ 240,920	$ 207,490	$ 490,226	$ 391,841
Cost of sales	117,438	115,184	114,854	232,622	204,176

GROSS PROFIT	131,868	125,736	92,636	257,604	187,665

Operating expenses:
Selling, general and administrative	51,526	48,569	43,302	100,095	83,571
Research and development	42,188	39,601	28,182	81,789	52,153
Amortization of intangible assets	26,472	24,862	15,946	51,334	28,017
Acquisition costs	445	6,147	274	6,592	6,335
Restructuring charges	119	7,225	13,286	7,344	19,620

Total operating expenses	120,750	126,404	100,990	247,154	189,696

OPERATING INCOME (LOSS)	11,118	(668)	(8,354)	10,450	(2,031)

Interest and other income (expense), net	(11,229)	(44,243)	(5,744)	(55,472)	(26,848)

INCOME (LOSS) BEFORE INCOME TAXES	(111)	(44,911)	(14,098)	(45,022)	(28,879)

Provision (benefit) for income taxes	4,681	(309)	5,031	4,372	(8,454)

NET INCOME (LOSS)	$ (4,792)	$ (44,602)	$ (19,129)	$ (49,394)	$ (20,425)

Earnings (loss) per share
Basic	$ (0.06)	$ (0.52)	$ (0.23)	$ (0.58)	$ (0.25)
Diluted	$ (0.06)	$ (0.52)	$ (0.23)	$ (0.58)	$ (0.25)

Common and common equivalent shares outstanding:
Basic	85,645	85,217	83,853	85,435	82,432
Diluted	85,645	85,217	83,853	85,435	82,432

OPERATING CASH FLOW	$ 41,395	$ 19,210	$ 18,113	$ 60,605	$ 27,736
Acquisition related adjustments	1,480	7,231	30,198	8,711	53,490
OPERATING CASH FLOW (ADJUSTED)	$ 42,875	$ 26,441	$ 48,311	$ 69,316	$ 81,226
Capital expenditures	(14,229)	(12,446)	(6,481)	(26,675)	(12,227)
FREE CASH FLOW (ADJUSTED)	$ 28,646	$ 13,995	$ 41,830	$ 42,641	$ 68,999

MICROSEMI CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	April 1, 2012	October 2, 2011
ASSETS

Current assets:
Cash and cash equivalents	$121,404	$266,631
Accounts receivable, net	144,423	110,908
Inventories	156,330	140,827
Other current assets	69,978	59,524
Total current assets	492,135	577,890
Non-current assets	1,419,795	892,583

TOTAL ASSETS	$1,911,930	$1,470,473

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities	$166,319	$153,689
Long-term amounts on credit facility	799,900	357,384
Other long-term liabilities	79,212	67,293
Stockholders' equity	866,499	892,107

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,911,930	$1,470,473

During the first quarter of fiscal year 2012, we closed the measurement period for the acquisition of Actel Corporation that occurred in the first quarter of fiscal year 2011. We completed our evaluation of income tax-related information obtained about facts and circumstances that existed as of the acquisition date. In accordance with relevant accounting standards, we retrospectively adjusted the preliminary amounts previously reported and are now reporting the final amounts. In the balance sheet as of October 2, 2011, we have reflected a retrospective adjustment of $1.3 million that increased non-current deferred tax assets and retained earnings. While the retrospective adjustment will have the effect of reducing income tax expense for fiscal year 2011 by $1.3 million, due to the timing of the application of this retrospective adjustment, income tax expense for the second quarter and first six months of fiscal year 2011 increased by $2.2 million compared to previously reported amounts.

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of our financial performance and future prospects by being more reflective of our core operational activities and to be more comparable with our results over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of Microsemi's operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial measures, are set forth below:

(1)

Restructuring activities involve the closure, sale and consolidation of certain of Microsemi's manufacturing and other facilities. As these facilities are not expected to have a continuing contribution to operations or are expected to have a diminishing contribution during the transition phase, management believes excluding such items from Microsemi's operations provides investors with a means of evaluating Microsemi's on-going operations. Remediation and impairment of fixed assets relate to facility closure costs. Inventory write-offs due to realignment activities relate to the exiting of products that do not meet profitability metrics, products with recent substantial declines in projected demand or actions to improve overall cost structure. Restructuring and other special charges include severance and other costs related to facilities in the process of closing or already closed. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(2)

Manufacturing profit in acquired inventory result from purchase-accounting adjustments to increase the value of inventory acquired to its fair value. As the acquired inventory is sold, the associated manufacturing profit in acquired inventory increases cost of goods sold and reduces gross profit. The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross profit between periods. In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross profit as it does not reflect continuing operations of acquired operations.

(3)

Thailand flood-related charges relate to losses on inventories and equipment sustained during the disaster, net of insurance recoveries received. During the second quarter of 2012, we regained access to affected inventories and determined that $3.8 million was no longer usable. We also received $1.0 million in insurance recoveries during the second quarter of 2012 that we allocated pro rata between losses on inventory and equipment. As such, during the second quarter of 2012, we recorded a net charge of approximately $3.1 million to cost of goods sold and a gain of $0.3 million in other income. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(4)

While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of Microsemi's operations, management does not view this expense as reflective of the business' current performance.

(5)

Stock based compensation has been excluded as management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(6)

Amounts have related to expenses from previously disclosed matters and actions related to the International Trade Commission, as well as gains or losses on litigation settlement net of settlement costs. Management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(7)

Under relevant accounting guidance, acquisition costs for business combinations are expensed as incurred rather than capitalized into the purchase price of an acquisition. These costs have been excluded as management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(8)

Debt issuance and refinancing costs have been excluded as they are discrete charges we incurred to issue or refinance our credit facility. We recorded $1.5 million in refinancing expenses in the second quarter of 2012 that reduced the interest rate on our term loan from 5.75 percent to 4.00 percent.  In the first quarter of 2012, we increased our credit facility in conjunction with the acquisition of Zarlink and recorded $34.0 million in extinguishment expense. Management excludes these expenses from internal measurements of credit facility interest rates and in evaluating current performance.

(9)

Changes in the fair value of term loan balances outstanding and related interest rate swaps do not result in a change to the principal we owe and are non-cash amounts that management excludes from internal measurements and from forecasting future results.  We elected the fair value option in accounting for term loan balances outstanding under Microsemi's credit facility prior to the October 2011 amendment of our credit facility and changes in fair value of the loan balances and related interest rate swaps were reflected as adjustments to the income statement. Upon election of the fair value option, up front debt issuance costs were immediately recognized as an expense.  We did not elect the fair value option on subsequent amendments and are reporting the current term loan balance at par.  We entered into a foreign currency forward near the end of the fourth quarter of 2011 to minimize exposure to USD/CAD exchange rates in conjunction with the acquisition of Zarlink.  We recognized a $15.4 million gain on settlement in the first quarter of 2012 that was offset by a $10.3 million loss from fair value changes in term loan balances and interest swaps, all of which we excluded from our non-GAAP results. During the second quarter of 2012, only interest rate swaps were recorded under fair value accounting. Management excludes these gains and losses from internal measurements and in evaluating current performance.

(10)

The tax effect on non-GAAP adjustments represents the difference in the provision for income taxes that resulted from non-GAAP adjustments to pretax income and also certain acquisition-related and nondeductible stock-based compensation items, non-cash valuation allowance charges and releases related to deferred tax assets. These amounts are excluded as non-GAAP adjustments as the requirement or releases of valuation allowance related to restructuring activities or acquisitions are not viewed by management as being reflective of the business' ongoing tax position.

CONTACT: Financial, John W. Hohener, Executive Vice President and Chief Financial Officer, +1-949-380-6100, or Investors, Robert C. Adams, Vice President of Corporate Development, +1-949-380-6100, both of Microsemi